UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

INTERNATIONAL TOWER HILL MINES LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33638	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Hastings Street, Suite 2300
Vancouver, British Columbia, Canada	V6E 2K3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (604) 683-6332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 13, 2018, International Tower Hill Mines Ltd. (the “Company”) entered into subscription agreements (collectively, the “Subscription Agreements”) relating to a non-brokered private placement (the “Private Placement”) of 24,000,000 common shares of the Company at a price of US $0.50 per share, for aggregate gross proceeds of US $12.0 million. The offering was taken up by one of the Company’s current institutional shareholders and an institutional shareholder that is new to the Company. The Company closed the Private Placement on March 13, 2018. The Company intends to use the net proceeds of the Private Placement for the continuation of optimization studies in efforts to further improve and de-risk the Livengood Gold Project in Alaska, required environmental baseline studies, and for general working capital purposes.

The Subscription Agreements contain customary representations and warranties and covenants that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of the Subscription Agreements and in the context of the specific relationship between the parties. The provisions of the Subscription Agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the Company.

The foregoing description of the Subscription Agreements is not complete and is qualified in its entirety by the full text of the Subscription Agreements, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report is incorporated in this Section 3.02 by reference. The Company is relying on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, for purposes of the Private Placement.

Item 7.01. Regulation FD Disclosure.

On March 14, 2018, the Company issued a press release regarding the non-brokered private placement. A copy of the press release is furnished with this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01. Exhibits.

Exhibit	Description
10.1	Subscription Agreement, dated March 13, 2018, between the Company and Electrum Strategic Opportunities Fund II, L.P.
10.2	Subscription Agreement, dated March 13, 2018, between the Company and Paulson & Co. Inc.
99.1	Press Release of the Company, dated March 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TOWER HILL MINES LTD.

DATE: March 16, 2018	By:	/s/ Karl Hanneman
Karl Hanneman Chief Executive Officer